                INTELLECTUAL PROPERTY ACQUISITION
                             AND LICENSE AGREEMENT

       THIS INTELLECTUAL PROPERTY ACQUISITION AND LICENSE AGREEMENT (the "Agreement") is entered into as of June 1, 1994, by and between PACIFIC COAST TECHNOLOGIES, INC., a Washington Corporation (the "Company"), and JAMES C. KYLE ("Kyle").

     WHEREAS, the Company currently licenses from Kyle and Kyle licenses to the Company certain patents, trade secrets and technologies pursuant to a certain Technology License Agreement (the "License Agreement"), dated as of April 5, 1990, by and between Kyle and Kyle Technology Corporation, the predecessor of the Company;

     WHEREAS, the Company wishes to purchase from Kyle and Kyle wishes to sell to the Company certain patents, trade secrets and technologies, subject to the terms and conditions set forth hereinafter;

     WHEREAS, the parties also wish to settle other obligations of the Company to Kyle under the License Agreement and modify the License Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained, in this Agreement, the parties agree as follows:

     1.   DEFINITIONS.

     "Technology" means Patents, Trade Secrets, and Know How as defined herein, and all other information and expertise relating to Components and Finished Products, and methods for making Components and Finished Products.

     "Patents"  means the U.S.  Patents  listed on Exhibit A,  attached  hereto.
Patents shall include any corresponding foreign patents and applications relating to the Technology.

     "Trade Secrets" means information developed by or in the possession of Kyle and used by Kyle in connection with Components and Finished Products consisting of drawings, cost data, customer lists, formulae, patterns, compilations, programs, devices, methods, techniques, processes and other information that:
(a) derive independent economic value from their disclosure or use; and (b) at the subject of efforts that are reasonable under the circumstances to maintain their secrecy.

     "Code" means information which (a) was developed by or is in the possession of Kyle relating to certain chemical formulations, methods and codes used in manufacturing KRYOFLEX ceramic compositions for use in Components and Finished Products; and (b) is contained in a confidential Code Book, copies of which are in the Company's possession. The Code is included within the definition of Trade Secrets herein, except where it is expressly excluded.

     "Know-How" means information which is not a Trade Secret and not described or claimed in Patents, but which relates to the practice of the Technology. Know-How includes information, techniques, materials methods and other technologies described in pending and abandoned patent applications, manuals, test data and procedures, flow charts, apparatus plans, drawings, designs and other information. Know-How specifically includes information contained in certain procedure manuals, code books, as well as certain materials and methods developed by Kyle to: (a) facilitate diffusion plating of nickel and other materials onto a surface; (b) facilitate the drilling of holes; (c) manufacture integrated circuit chips and enclosures; and (d) clean surfaces.

     "Components" are electrical connectors, insulating ceramics, integrated circuit chip carriers, electrical terminal assemblies, hermetic electrical seals, electrical enclosures and related components. All Components under this Agreement either: (a) incorporate a KRYOFLEX ceramic composition and utilize Trade Secrets; or (b) are encompassed by a valid, enforceable claim of one or more of the Patents.

          "Finished Products" means devices incorporating one or more Components as parts of more complex assembly. All Finished Products under this Agreement either: (a) incorporate a KRYOFLEX ceramic composition and utilize Trade Secrets; or (b) are encompassed by or contain a Component that is encompassed by a valid, enforceable claim of one or more of the Patents.

          "Improvements" means all developments made by Kyle with respect to Technology, whether or not patentable, prior to and as of the date hereof.

     2.   Acquisition of Intellectual Property.

          (a) Kyle hereby sells, conveys, assigns, transfers and delivers to the Company, and the Company hereby purchases and accepts from Kyle, all of Kyle's right, title and interest in and to the Patents, Trade Secrets, Know-How, Code and Improvements (the Patents, Trade Secrets, Know-How, Code and Improvements are collectively referred to as the "Intellectual Property").

          (b) Pending/Future Patents. Kyle will grant the Company "First Right of Refusal" for any future or pending patents that are issued within 48 months of the date of this Agreement. The Company shall have the right to exclusively License these patents within ninety days after notification of an issued patent by Kyle at a mutually agreed to Royalty rate.

Or the Company may negotiate with Kyle for purchase of the patent or match any legitimate offer that Kyle has received in writing.

          (c) Kyle shall retain the right to use Patent #4,425,476 (Progressive Fused Ceramic seals between spaced members), #4,436,955 (Terminal Assembly), #4,493,378 (Terminal Assembly), #4,654,752 (Terminal Assembly & Method of Making), #4,935,583 (Insulated conductor with ceramic-connector elements) for the development of future patents and products that may be licensed or purchased by the Company according to the conditions of paragraph 2b of this agreement.

     3. Instruments of Conveyance and Transfer. The sale, conveyance, assignment, transfer and delivery of the Intellectual Property are being effected simultaneously with the execution of this Agreement (the "Closing") by the Company's payment of the consideration set forth in Section 6 below and Kyle's execution and delivery to the Company of a bill of sale in substantially the form of the Assignment and Bill of Sale attached hereto as Exhibit B, an Assignment of Patents in the form attached hereto as Exhibit B, and such other bills of sale, endorsements, assignments and other instruments of transfer and conveyance, in form and substance sufficient to vest in the Company all of Kyle's right, title and interest in and to the Intellectual Property, as may be reasonably requested by the Company or its counsel. Kyle may substitute a like form if acceptable by both parties.

     4. Delivery of Intellectual Property. Any part of the Intellectual Property that is in the Company's possession pursuant to the License Agreement shall be deemed to be delivered, effective as of the Closing, without any further action by Kyle other than the execution of the Assignment of Patents.

     5. Discharge of the Company's Obligations to Kyle. Subject to all the terms and conditions of this Agreement and for the consideration herein stated, Kyle hereby forever discharges and releases the Company from its obligations under the License Agreement to pay Kyle any accrued and unpaid royalties existing on the date of this Agreement (the "Company Obligations").

     6. Consideration. As consideration for Kyle's (a) sale, conveyance, assignment transfer and delivery of the Intellectual Property, and (b) discharge of the Company Obligations, the Company shall pay Kyle Four Hundred Fifty Thousand Dollars ($450,000) in cash or readily available funds at the Closing.

     7.   Representation and Warranties of the Company.  The
Company makes the following representations and warranties to
Kyle:

          (a) Existence. The Company is a corporation duly organized and existing under the laws of the State of Washington and has all requisite corporate power and authority to own, operate and lease its assets and carry on its business as now conducted and as proposed to be conducted.

          (b) Authority and Validity. The Company has full corporate power and corporate authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement, and to carry out its obligations under this Agreement. This Agreement has been duly and validly authorized by the Board of Directors of the Company, and has been duly and validly executed and delivered by the Company, and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

     8. Representation and Warranties of Kyle. Kyle makes the following representations and warranties to the Company:

          (a) Title to Intellectual Property. Kyle is (a) the sole inventor and the exclusive owner and owner of record in the U.S. Patent and Trademark Office of all Patents; (b) the sole and exclusive owner of all Trade Secrets, Know-How, Code and Improvements. Kyle has had and will have, on or as of Closing, good and marketable title to the Intellectual Property, legal and equitable, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims, options or limitations of any nature, and on the Closing, Kyle will transfer to the Company and the Company will acquire from Kyle such good and marketable title to the Intellectual Property. To the best of his knowledge all Patents are valid and enforceable. Except for the licenses granted to the Company under the License Agreement, there are no licenses granted or promised to be granted by Kyle with respect to the Technology to any person or entity as of the date hereof.

          (b) No Claims. To the best of his knowledge, there is no claim or allegation made by or threatened to be made by third parties that Components or Finished Products infringe the patent or proprietary rights of third parties, or that Patents are invalid or unenforceable or that Trade Secrets have been misappropriated or are known to the public.

          (c) Non-Disclosure. Except as set forth in Exhibit E, Kyle has maintained as confidential and has not disclosed to any person or entity (other than the Company or the individuals specifically designated by the Company) any Trade Secret, Know- How and Code information relating the Technology.

          (d) Maintenance of Patents. Kyle has maintained and has paid all maintenance fees on the Patents, and except as set forth in Exhibit F, none of the Patents has lapsed.

    9. Covenant of Kyle. Kyle agrees that he will not disclose any information relating to Trade Secrets, Know-How, Code or Improvements to any person or entity and shall not and will not use such information for any purpose, including research, development or commercialization, except as stated in paragraph 2C of this document.

     10.  General Provisions.

          (a) Survival of Representations and Warranties. The representations and warranties contained in this Agreement shall survive the Closing of the transactions contemplated hereby.

          (b) Notices. All notices required hereunder shall be in writing, and shall be sent by registered or certified mail, postage prepaid and return receipt requested. All documentation, reports, correspondence and notices to the Company shall be addressed to:

          Pacific Coast Technologies, Inc.
          434 Olds Station Road
          Wenatchee, Washington 98801
          Attention:  Donald A. Wright

          cc:  Sheryl A. Symonds, Esq.
               Stoel Rives
               600 University Street, 36th Floor
               Seattle, Washington 98101-3197

All documentation, reports, correspondence and notices to Kyle shall be addressed to:

               James C. Kyle
               2547 Fisher Road
               Roseburg, Oregon 97470

               cc:  ------------------------------------
                    ------------------------------------

          (c) Integration. This Agreement contains the entire understanding of the parties and is intended as a final expression of their agreement. This Agreement superseded all previous discussions and agreements concerning the subject matter contained herein. This Agreement shall not be modified, supplemented or amended except in writing signed by duly authorized representatives of the parties hereto.

          (d) Waiver. Any waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be valid only if set forth in an instrument in writing signed by the party granting such waiver. Any waiver or failure to insist upon strict compliance with any obligation, covenant, agreement or condition shall not operate as a waiver of any other provision.

          (e) Attorneys' Fees. In the event of a dispute between the parties resulting in litigation with respect to the subject matter hereof, the substantially prevailing party as determined by the court shall be entitled to a judgment for its costs through appeal, including reasonable attorneys' fees.

          (f) Applicable Law. This Agreement shall be interpreted and governed according to the laws of the State of Washington, except for United States federal laws applicable, in which case this Agreement shall be governed by and interpreted in accordance with such federal laws.

          (g) Execution in Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          (h) Divisible. This Agreement is and shall be construed to be divisible and separable with the effect that if any provision or provisions hereof shall at any time be found or declared invalid or unenforceable by competent judicial authority, such finding or declaration shall not impair the remaining provisions hereof, but the same shall remain valid and enforceable.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

PACIFIC COAST TECHNOLOGIES, INC.



By  /s/ DONALD A. WRIGHT
  -----------------------------
   Donald A. Wright
   Its President


/s/ JAMES C. KYLE
- -------------------------------
   JAMES C. KYLE

       In connection with the foregoing Intellectual Property Acquisition and License Agreement, Carol A. Kyle hereby acknowledges that she has no claim to or interest in the Technology as defined therein.

                       /s/ CAROL A. KYLE
                       -------------------------------
                       CAROL A. KYLE


                               DATE: 28 May 1994

                                  KYLE PATENTS

                                   Exhibit A

Patent Number                 Patent Description
- -------------                 ------------------

4,220,813         TERMINAL FOR MEDICAL INSTRUMENT
4,220,814         TERMINAL FOR MEDICAL INSTRUMENT & ASSEMBLY
4,352,951         CERAMIC SEAL
4,371,588         CERAMIC SEAL
4,401,766         CERAMIC SEAL
4,411,680         CERAMIC SEAL
4,421,947         POLYCRYSTALLINE INSULATING MATERIAL
4,424,090         INSULATING MATERIAL & METHOD OF MAKING
4,425,476         PROGRESSIVELY FUSED CERAMIC SEAL
4,436,955         TERMINAL ASSEMBLY
4,456,786         TERMINAL ASSEMBLY FOR HEART PACEMAKER
4,461,926         HERMETICALLY SEALED INSULATING ASSEMBLY
4,493,378         TERMINAL ASSEMBLY
4,507,522         TERMINAL ASSEMBLY
4,514,207         METHOD FOR MAKING TERMINAL ASSEMBLY
4,514,590         ELECTRICAL TERMINAL ASSEMBLY
4,512,791         HERMETICALLY SEALED INSULATING ASSEMBLY
4,518,820         TERMINAL ASSEMBLY FOR HEART PACEMAKER
4,593,758         HERMETICALLY SEALED INSULATING ASSEMBLY
4,654,752         TERMINAL ASSEMBLY & METHOD OF MAKING
4,657,337         ELECTRICAL CONNECTOR & PRODUCTION METHOD
4,935,583         INSULATED CONDUCTOR/CERAMIC CONNECTED
                  ELEMENTS


Pacific Coast Technologies, Inc.


By  /s/ DONALD A. WRIGHT           /s/ JAMES C. KYLE
  ---------------------------      --------------------------
  Donald A. Wright                 JAMES C. KYLE
  President

                          ASSIGNMENT AND BILL OF SALE

                                   Exhibit B

                  This Assignment and Bill of Sale is given as of the 28th day of May, 1994, by JAMES C. KYLE ("Kyle"), to PACIFIC COAST TECHNOLOGIES, INC., a Washington corporation ("Buyer"), pursuant to Section 2 of that certain Intellectual Property Acquisition Agreement dated as of the 28th day of May, 1994 (the "Agreement"), by and between Kyle and Buyer, whereby Kyle is to sell, convey, assign, transfer, and deliver to Buyer all of his Secrets, Know-How, Code and Improvements as those terms are defined in the Agreement (the "Intellectual Property").

                  WHEREAS, Section 3 of the Agreement provides for the execution and delivery of an Assignment and Bill of Sale evidencing the transfer of such right, title and interest;

                  NOW, THEREFORE, in accordance with and subject to the Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Kyle hereby sells, conveys, assigns, transfers, and delivers to Buyer all of Kyle's right, title and interest, legal and equitable, in and to all of the Intellectual Property referred to in Section 2 of the Agreement.

                  TO HAVE AND TO HOLD the Intellectual Property unto Buyer and its successors and assigns forever. Kyle agrees to execute any additional instruments, documents, and certificates needed to effect the transfer of and to vest title in the Intellectual Property in buyer on the terms set forth above.

                  This Assignment and Bill of Sale shall be binding on, inure to the benefit of, and be enforceable by and against Kyle and Buyer and their respective successors and assigns. This Assignment and Bill of Sale shall be construed and enforced in accordance with the laws of the State of Washington.

                  IN WITNESS WHEREOF, Kyle has executed this Assignment and Bill of Sale as of the date first set forth above.


/s/JAMES C. KYLE
- ------------------------------
JAMES C. KYLE